UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Commission File No.: 0-12122

June 4, 2010
Date of report (date of earliest event reported)

Apollo Solar Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-12122	84-0601802
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

No. 485 Tengfei Third
Shuangliu Southwest Airport Economic Development Zone
Shuangliu, Chengdu
People’s Republic of China 610207
(Address of principal executive offices)(Zip Code)

+86 755 2580 1888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 4, 2010, Apollo Solar Energy, Inc. (the “Company”), appointed Mr. Wilson W.  Liu to serve as the Company’s Chief Financial Officer.   Under the terms of his employment agreement, Mr. Liu will receive an annual base salary of $87,976 during his first year of employment, which amount will increase to $105,572 and $123,167 in the second and third years of his employment, respectively.  Mr. Liu was also granted stock options to acquire up to 500,000 shares of the Company’s common stock, the first 200,000 of which will vest in equal monthly installments during his first year of employment, and the remaining 300,000 of which will vest in equal monthly installments during the second and third years of employment.  The options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

 From May 2009 to May 2010, Mr. Liu, age 42, served as Chief Financial Officer of Jiangsu Sanhuan Industry & Commerce Co Ltd., a China-based environmental equipment manufacturer.  From January 2004 through December 2007, Mr. Liu served as Assistant Vice President of the Audit and Compliance Department of the New York Stock Exchange (the “NYSE”), where he conducted business review and process audits of Chinese companies to ensure compliance with NYSE Equities and Options rules, corporate governance requirements, the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Securities and Exchange Commission. Mr. Liu has been a Certified Public Accountant since 2005.

There is no family relationship between Mr. Liu and any of the executive officers or directors of the Company. In addition, Mr. Liu is not a party to any transaction with the Company or its subsidiaries that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K.

 The Company’s press release dated June 11, 2010 announcing the appointment of Mr. Liu as described above is filed herewith as Exhibit 99.1.

In connection the hiring of Mr. Liu, Ms. Xuefeng Li, our current interim Chief Financial Officer, ceased to act in such role and will continue to serve as Chief Accounting Officer of Sichuan Apollo Solar Science & Technology Co., Ltd, the Company’s wholly-owned subsidiary.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

        99.1 Press Release of Apollo Solar Energy, Inc. dated June 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO SOLAR ENERGY, INC.

June 10, 2010	By:	/s/ Renyi Hou
Name: Renyi Hou
Title: Chief Executive Officer